Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of SmartMetric, Inc. (the “Company”) of our report dated October 12, 2021, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the consolidated financial statements for the year ended June 30, 2021, which appears in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Boyle CPA, LLC

Boyle CPA, LLC

Red Bank, NJ

May 23, 2022